Exhibit 99.2

Tesla Announces Date for 2023 Investor Day

January 2, 2023

We plan to host Tesla's 2023 Investor Day on March 1, 2023.  The event will be live streamed from our Gigafactory Texas, with the option for some of our institutional and retail investors to attend in person (details to follow). Our investors will be able to see our most advanced production line as well as discuss long term expansion plans, generation 3 platform, capital allocation and other subjects with our leadership team.

For additional information, please visit http://ir.tesla.com.

Investor Relations Contact:

ir@tesla.com